As filed with the Securities and Exchange Commission on August 6, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Freeline Therapeutics Holdings plc

(Exact Name of Registrant as Specified in Its Charter)

England and Wales	2836	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Stevenage Bioscience Catalyst

Gunnels Wood Road

Stevenage, Hertfordshire 2G1 2FX

United Kingdom

+44 (0)1438 906870

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Freeline Therapeutics, Inc.

c/o Corporation Service Company

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19808

(302) 636-5401

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Richard D. Truesdell, Jr., Esq. Marcel R. Fausten, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000	Mitchell S. Bloom, Esq. Edwin M. O’Connor, Esq. Stephanie A. Richards, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 (617) 570-1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-239938)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed maximum aggregate offering price	Amount of registration fee(3)
Ordinary Shares, nominal value £0.00001 per share(4)	1,691,176	$18.00	$30,441,168	$3,952

(1)

Represents only the additional number of ordinary shares represented by American Depositary Shares, or ADSs, being registered and includes 220,588 ordinary shares represented by ADSs issuable upon exercise of the underwriters’ option to purchase additional shares to cover over-allotments, if any. Does not include the securities that the Registrant previously registered on the Registration Statement on Form F-1, as amended (File No. 333-239938).

(2)	Based on the public offering price of $18.00 per ADS.
(3)

The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $152,205,876 on a Registration Statement on Form F-1, as amended (File No. 333-239938), which was declared effective by the Securities and Exchange Commission on August 6, 2020. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of $30,441,168 is hereby registered, which includes ordinary shares represented by ADSs issuable upon the exercise of the underwriters’ option to purchase additional shares.

(4)

These ordinary shares are represented by ADSs, each of which represents one ordinary share of the Registrant. ADSs issuable upon deposit of the ordinary shares registered hereby are being registered pursuant to a separate registration statement on Form F-6 (File No. 333-240125).

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

Freeline Therapeutics Holdings plc, an English public limited company incorporated under the laws of England and Wales (the “Registrant”), is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form F-1, as amended (File No. 333-239938) (the “Prior Registration Statement”), which the Commission declared effective on August 6, 2020.

The Registrant is filing this Registration Statement for the sole purpose of increasing the number of ordinary shares represented by American Depositary Shares (“ADSs”) to be offered in the public offering by 1,691,176 shares, including 220,588 shares represented by ADSs that may be sold pursuant to the underwriters’ option to purchase additional ADSs. The additional shares that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The required opinion and consents are listed on an Exhibit Index attached hereto and incorporated by reference into this Registration Statement. The information set forth in the Prior Registration Statement, and all exhibits to the Prior Registration Statement, are hereby incorporated by reference into this Registration Statement.

EXHIBIT INDEX

Number	Description

5.1	Opinion of Davis Polk & Wardwell London LLP.

23.1	Consent of Deloitte LLP - Freeline Therapeutics Holdings plc (formerly Freeline Therapeutics Holdings Limited).

23.2	Consent of Deloitte LLP - Freeline Therapeutics Limited.

23.3	Consent of Davis Polk & Wardwell London LLP (included in Exhibit 5.1).

24.1*	Powers of attorney (included on page II-7 of the Registration Statement on Form F-1 (File No. 333-239938) filed on July 17, 2020 and incorporated herein by reference).

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement on Form F-1 filed pursuant to Rule 462(b) to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on August 6, 2020.

FREELINE THERAPEUTICS HOLDINGS PLC

By:	/s/ Brian Silver
Name:	Brian Silver
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ Theresa Heggie Theresa Heggie	Chief Executive Officer and Director (principal executive officer)

/s/ Brian Silver Brian Silver	Chief Financial Officer (principal financial officer and principal accounting officer)

*	Chairman of the Board of Directors
Chris Hollowood, Ph.D.

*	Director
Amit Nathwani, M.D.

*	Director
Martin Andrews

*	Director
Jeffrey Chodakewitz, M.D.

*	Director
Julia P. Gregory

*By:	/s/ Brian Silver
Name:	Brian Silver
Title:	Attorney-in-fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Freeline Therapeutics Holdings plc has signed this registration statement on Form F-1 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, in New York, New York on August 6, 2020.

FREELINE THERAPEUTICS, INC.

By:	/s/ Brian Silver
	Name:	Brian Silver
	Title:	Chief Financial Officer